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                                                                      Exhibit 23

                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Post-Effective Amendment No. 6 to the Registration Statement (Form S-4 No. 333-12319) and related Prospectus of Service Experts, Inc. related to 500,000 aggregate amount of shares of its $.01 par value common stock, warrants to purchase its common stock ("Common Stock Warrants") and the shares of its common stock issued thereunder upon the exercise of such Common Stock Warrants or debt securities and the shares of common stock issued thereunder upon the conversion thereof; and in the Registration Statement (Form S-8 No. 333-11791) pertaining to the Service Experts, Inc. 1996 Incentive Stock Plan, Service Experts, Inc. 1996 Non-Employee Director Stock Option Plan, and Service Experts, Inc. 1996 Employee Stock Purchase Plan, of our report dated December 9, 1997, with respect to the consolidated financial statements of Service Experts, Inc. and of our report dated November 14, 1997 with respect to the financial statements of Parrott Mechanical, Inc. et al. included in this Current Report on Form 8-K dated January 8, 1998, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Nashville, Tennessee
January 8, 1998